CONSENT OF COUNSEL

         Moskowitz Altman & Hughes LLP hereby consents to the use of its name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement of DiaSys Corporation, and in any amendment thereto.

                                               MOSKOWITZ ALTMAN & HUGHES LLP


                                               By: /s/ Stanley Moskowitz
                                                   -----------------------------
                                                   Stanley Moskowitz, a partner

New York, New York
July 23, 1997